China Housing & Land Closes Land Acquisition for Park Plaza Development

XI'AN, China, February 10, 2010 — China Housing & Land Development, Inc., ("China Housing" or the "Company"; Nasdaq: CHLN) today announced that the Company has acquired an 11-acre tract of land in Xi'an, China for the Park Plaza development project.

This project was originally announced in July 2009.  Under the terms of the agreement, China Housing paid RMB 160 million (US$23.5 million) to acquire 44,250 sq. meters of land (11 acres) located in Xi’an’s city center. The Company intends to develop a large mid-upper income residential and commercial development project on the site with an estimated gross floor area of 172,000 sq. meters. The four-year construction of Park Plaza is expected to begin in the second quarter 2010. The Company anticipates accepting pre-sale purchase agreements in the third quarter of 2010, and revenues from pre-sale agreements will be begin to be recognized when all revenue recognition criteria have been met. The total revenue from Park Plaza is estimated to be $180 million.

Mr. Pingji Lu, the Chairman of China Housing, said, "We are thrilled to acquire this parcel of land in an ideal location in the center of Xi’an.   This land was acquired from a company in bankruptcy at a favorable land cost.  Economic growth in Xi’an remains vibrant and we continue to seek development opportunities in high growth areas.  With this land acquisition, we have added another new project to our growth pipeline.  We are pleased with our efforts to pursue new growth and believe our efforts will position China Housing & Land for ongoing profit growth in 2010 and beyond.”

About China Housing & Land Development, Inc.

Based in Xi'an, the capital city of China's Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first and only Chinese real estate development company traded on NASDAQ. The Company's news releases, project information, photographs, and more are available on the internet at http://www.chldinc.com ..

Safe Harbor Statement

This news release may contain forward-looking information about China Housing & Land Development, Inc. which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward- looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing's public filings with the U.S. Securities and Exchange Commission.

All information provided in this news release and in any attachments are as of the date of the release, and the companies do not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

For more information, please contact:

China Housing contacts
Mr. Cangsang Huang
Chief Financial Officer
Tel:   +86-29-8258-2648 in Xi'an
Email: chuang@chldinc.com

Ms. Jing Lu
Chief Operating Officer, Board Secretary, and
Investor Relations Officer
Tel:   +86-29-8258-2632 in Xi'an
Email: jinglu@chldinc.com

Mr. Shuai Luo
Investor Relations
+86  29.8258.2632 in Xi’an
laurentluo@chldinc.com

Mr. Bill Zima, ICR
Tel:   +1-203-682-8200 in United States
Email: William.Zima@icrinc.com

Ms. Annie Chen, ICR
Tel:   +86-10-6599-7966 in Beijing
Email: Annie.Chen@icrinc.com